UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

(Exact name of registrants as specified in their charters)

Delaware	1-36756	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Lamar Advertising Company	Emerging growth company	☐

Lamar Media Corp.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2018, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company (the “Company”), entered into that certain Receivables Financing Agreement (the “Receivables Financing Agreement”) as initial servicer with its newly-formed, wholly-owned special purpose entities, Lamar QRS Receivables, LLC and Lamar TRS Receivables, LLC (the “Accounts Receivable Securitization Special Purpose Subsidiaries”) as borrowers, PNC Bank, National Association as Administrative Agent, PNC Capital Markets LLC as Structuring Agent and certain lenders from time to time party thereto. The Receivables Financing Agreement establishes a $175.0 million accounts receivable securitization program (the “Accounts Receivable Securitization Program”), maturing on December 17, 2021.

Pursuant to two separate Purchase and Sale Agreements dated December 18, 2018 (the “Purchase and Sale Agreements”), each of which is among Lamar Media as initial Servicer, certain of Lamar Media’s subsidiaries and an Accounts Receivable Securitization Special Purpose Subsidiary, the subsidiaries sold substantially all of their existing and future accounts receivable balances to the Accounts Receivable Securitization Special Purpose Subsidiaries. The Accounts Receivable Securitization Special Purpose Subsidiaries use the accounts receivable balances to collateralize loans pursuant to the Receivables Financing Agreement. Lamar Media retains the responsibility of servicing the accounts receivable balances pledged as collateral for the Accounts Receivable Securitization Program and provides a performance guaranty (the “Performance Guaranty”).

Loans under the Receivables Financing Agreement will accrue interest at a reserve-adjusted LIBOR. In addition, the Borrowers paid certain closing and structuring fees to PNC Capital Markets, LLC and will pay certain other customary fees to the Lenders.

The Receivables Financing Agreement, the Purchase and Sale Agreements and the Performance Guaranty contain customary representations and warranties, affirmative and negative covenants, and termination event provisions, including but not limited to those providing for the acceleration of amounts owed under the Accounts Receivable Securitization Program if, among other things, the Accounts Receivable Securitization Special Purpose Subsidiaries fail to make payments when due, Lamar Media, the subsidiaries party to the Purchase and Sale Agreements or the Accounts Receivable Securitization Special Purpose Subsidiaries become insolvent or subject to bankruptcy proceedings or certain judicial judgments, breach certain representations and warranties or covenants or default under other material indebtedness, or if Lamar Media fails to maintain the maximum secured debt ratio required under Lamar Media’s credit facility.

The foregoing descriptions of the Receivables Financing Agreement, the Purchase and Sale Agreements and the Performance Guaranty are qualified in their entirety by reference to the Receivables Financing Agreement, the Purchase and Sale Agreements and the Performance Guaranty, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Receivables Financing Agreement, dated December 18, 2018, by and among Lamar Media, as initial Servicer, Lamar TRS Receivables, LLC and Lamar QRS Receivables, LLC, as borrowers, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent and PNC Capital Markets LLC, as structuring agent.

10.2	Purchase and Sale Agreement, dated December 18, 2018, by and among certain subsidiaries of Lamar Media, Lamar Media, as initial Servicer, and Lamar QRS Receivables, LLC as Buyer.

10.3	Purchase and Sale Agreement, dated December 18, 2018, by and among certain subsidiaries of Lamar Media, Lamar Media, as initial Servicer, and Lamar TRS Receivables, LLC as Buyer.

10.4	Performance Guaranty of Lamar Media dated December 18, 2018 in favor of PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: December 21, 2018	LAMAR MEDIA CORP.

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer